Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 06:29 PM 06/09/2011 FILED 06:19 PM 06/09/2011 SRV 110708571 - 4994787 FILE

CERTIFICATE OF FORMATION
OF
PETROLOGISTICS GP LLC

This Certificate of Formation of PetroLogistics GP LLC (the “Company”), dated June 9, 2011, has been duly executed and is filed by the undersigned, an authorized person, pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.                                       Name. The name of the limited liability company is PetroLogistics GP LLC.

2.                                       Registered Office; Registered Agent. The address of the registered office of the Company, and the name and address of the registered agent for service of process on the Company, required to be maintained by Section 18-104 of the Act in the State of Delaware are: National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.

3.                                       Effectiveness. This Certificate of Formation shall be effective upon filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on June 9, 2011.

By:	/s/ Sharon Spurlin
Sharon Spurlin
Authorized Person

[SIGNATURE PAGE TO CERTIFICATE OF FORMATION OF PETROLOGISTICS GP LLC]